MASTER JOINT VENTURE AND OPERATIONAL AGREEMENT

This Master Joint Venture and Operational Agreement (this "Agreement") is effective as of June 16, 2017 (the "Effective Date"), and is by and between AmericaTowne, Inc., a Delaware corporation and reporting company under the rules promulgated by the United States Securities and Exchange Commission, with a mailing address for notice purposes of 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609 ("AmericaTowne") and Millennium Aircraft Services, LLC a North Carolina corporation with an address for notice purposes 353 E. Six Forks Road, Suite 270, Raleigh NC 27609 United States North Carolina ("Company Name"). AmericaTowne and Millennium may be defined singularly as a "Party" or collectively as the "Parties."

WHEREAS, the Parties agree to enter into this Agreement to effectively combine efforts, resources and established relationship in furthering the operational and financial development of a Company focusing on providing aircraft and aviation maintenance, modification, cleaning, acquisition, and parts services (Aircraft Services).

WHEREAS, Millennium has represented that it currently operates a business providing aircraft and aviation services pursuant to a valid organizational charter in good standing issued by the state of North Carolina.

WHEREAS, AmericaTowne has made only those representations regarding its business, experience, service platform and other related services as set forth in its filings with the United States Securities and Exchange Commission (the "SEC").

WHEREAS, the intent of the Parties is to deploy their respective financial resources, education, experience and training in utilizing the benefits of a public company, subject to those risks and costs inherent thereto, and status as a fully reporting and trading company with the SEC in developing a profitable Company providing aircraft services. AmericaTowne, Inc. at its sole discretion agrees to provide funding support up to $500,000 USD in support of aircraft services contract, if awarded and or secured with American Airlines. Millennium agrees to carry our the aircraft servicers part of the contact, if awarded and or secured from American Airlines.

WHEREAS, the Parties agree to work in good faith to structure an entity consistent with the terms and conditions herein, and as set forth in any amendment hereto.

WHEREAS, the Parties acknowledge that there are certain conditions precedent that must be performed before this Agreement constitutes a materially definitive agreement.

NOW, THEREFORE, in consideration the representations, warranties and agreements herein contained, the Parties agree as follows:

1. Joint Participation in contracts and business operations. The Parties agree to work in good faith, through a business combination or joint venture, through AmericaTowne's existing public company or companies. At this time, unless otherwise mutually agreed to by the Parties in writing, the Parties designate Alton Perkins to facilitate and pursue the following objectives exercising his sole discretion, in conjunction with those professionals (i.e. attorneys, accountants, auditors and securities advisors) he deems necessary, in furthering the objectives of the Parties:

Through AmericaTowne, investigating and acquiring a suitable publicly reporting company on the OTC, and in turn, voting its controlling interest in the acquired company to amend its articles

of incorporation in changing the name of the company to "ATI Company New Name to be determined" or a similar name based on availability within the state of incorporation (hereinafter the "Company New Public Entity") and, finally, effectuating a change in control;

(a) AmericaTowne, Inc. at its sole discretion will provide on a standby basis up to $500,000 USD to support aircraft services contracts and or awards received by Millennium from American Airlines and elsewhere;

(b) AmericaTowne, Inc. at its sole discretion will determine the distribution and use of the standby funds as well as any funds generated from the contract issued and or awarded.

(c) AmericaTowne, Inc. at its sole discretion will be responsible for, determining and acquire any and all assets and equipment responsible for completing any and all contracts awarded or issued pursuant to this agreement;

(d) AmericaTowne, Inc. at its sole discretion will be responsible for, the receipt and distribution of all funds under all contracts awarded and issued to cover expenses, purchase of assets and equipment, and the payment of payroll, other expenses, and profit share under this agreement;

(e) AmericaTowne, Inc. at its sole discretion will ensure that the net profit shared after expenses pursuant to this agreement will be at a rate of 40% AmericaTowne, and 60% Millennium and its consultants;

(f) AmericaTowne, Inc. at its sole discretion will claim the equivalent amount of revenues and expenses pursuant to the profit share agreement. For example, if the American Airlines contract award is $1 million USD, AmericaTowne will declare revenue, expenses and profit at the rate of 40%; and Millennium 60%.

(g) AmericaTowne, Inc.'s audited financial records in support of this agreement can be found Sec.gov website at:

https://www.sec.gov/cgi-bin/viewer?action=view&cik=1606699&accession_number=0001659173-17-000175&xbrl_type=v#

(h) Millennium will ensure the complete operations of the service agreements including all services provided under any and all contracts;

(i) Millennium will ensure the adequate staffing of qualified personnel to complete all phases of contracts awarded pursuant to this agreement.

(j) Both parties agree that adequate insurance shall be maintained at all times in carrying out this agreement.

(k) Any other act deemed by AmericaTowne as being required to further the intent of the Parties under this Agreement.

(l) The Parties expect to receive a three-year contract from American Airlines valued at approximately $1.5 million USD per year.

(m) The Parties agree that Millennium may provide this agreement as part of Millennium's submission to American Airlines prior to contract award, if any.

2. Exacting Standards of a Public Reporting Company. The Parties are aware and understand the requirements to maintain status as a public reporting company is exacting, time-consuming, and expensive. The Parties understand and agree to maintain standards required of a publicly reporting company.

3. AmericaTowne Service Provider Agreement. By or before July 31, 2017, as a condition precedent of effectiveness of this Agreement, Millennium will execute a Service Provider Agreement in the same or similar format as disclosed by AmericaTowne in its public filings, whereby Millennium would utilize the AmericaTowne platform in performing mutually agreed upon services for Company Name's operations (and those of the New Public Entity) in an amount equal to or greater than $500,000 (USD). AmericaTowne shall determine the terms of payment. Furthermore, Millennium agrees that AmericaTowne would be required to disclose the contents of this related-party agreement in public filings for AmericaTowne.

4. Employment Agreements with Restrictive Rights. To rapidly develop and grow the New Public Entity, at the sole discretion of AmericaTowne, key individuals, some of whom are affiliated with either AmericaTowne or Millennium, will be offered employment agreements or independent contractor agreements with the New Public Entity. AmericaTowne, at its sole discretion, will determine the terms and conditions of employment or independent contractor relationship.

5. Professional Services. At this time, AmericaTowne represents that it intends on using the services of the law firm of Paesano Akkashian Apkarian, P.C. (hereinafter referred to as "PAA") to represent AmericaTowne and the New Public Entity. In addition, AmericaTowne intends on using the services of Edgarfficient, LLC, as the company's EDGAR Agent, and a suitable auditor as part of the acquisition process. The Parties acknowledge that, in a separate correspondence, PAA has adequately and sufficiently disclosed the potential for conflict of interest in representing AmericaTowne and Millennium by signing below, Millennium ratifies it prior waiver of the conflict.

6. Books and Records. Millennium will ensure at all times financial accounts, books and records are promptly disclosed and made available to AmericaTowne and the New Public Entity for preparation of periodic disclosures, and quarterly and annual reports to the SEC.

7. Funds Advanced. Any funds advanced by either Party in the carrying out of this Agreement shall be immediately reimbursed to the Party incurring the expense through capital provided by AmericaTowne, and/or a working capital account.

8. Entire Agreement. It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement, or as subsequently amended.

9. Amendment. The Parties agree that this Agreement can only be amended in a writing signed by the Parties.

10. Assignees. This Agreement will inure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators, successors and permitted assign.

11. Titles/Headings. Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

12. Governing Law. It is the intention of the Parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of North Carolina, without regard to the jurisdiction in which any action or special proceeding may be instituted.

13. Term of this Agreement. This agreement shall end three years from the first date mentioned above or whenever all contracts have expired under this agreement whichever is longest.

14. Severability. In the event that any of the provisions of this Agreement are held to

be subsequent breach of the same or other provisions.

15. Counterparts; Electronic or Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile and or other electronic transmission and shall be binding upon the parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties hereto following the applicable transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

16. Legends and Disclosures Regarding Shares. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES ISSUED THROUGH THIS AGREEMENT HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMON OR REGULATORY AUTHORITY. FUTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENSATIONS TO THE CONTRARY IS A CRIMINAL DEFENSE. FURTHERMORE, THE SECURITIES ISSUED THROUGH THIS AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFERBILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OF EXEMPTION THEREFORM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed and delivered as of the date set forth above.

AMERICATOWNE, INC.

By: ______________________ Date 6/16/2017

Alton Perkins
Chairman of the Board
Authorized by Board of
Directors

MILLENNIUM LTD.

By: ______________________ Date 06/16/17

Leonard A. Mwaka
Chief Executive Officer

be subsequent breach of the same or other provisions.

15. Counterparts; Electronic or Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile and or other electronic transmission and shall be binding upon the parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties hereto following the applicable transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

16. Legends and Disclosures Regarding Shares. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES ISSUED THROUGH THIS AGREEMENT HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMON OR REGULATORY AUTHORITY. FUTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENSATIONS TO THE CONTRARY IS A CRIMINAL DEFENSE. FURTHERMORE, THE SECURITIES ISSUED THROUGH THIS AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFERBILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OF EXEMPTION THEREFORM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed and delivered as of the date set forth above.

AMERICATOWNE, INC.

By:______________________________ Date______________

Alton Perkins
Chairman of the Board
Authorized by Board of
Directors

MILLENNIUM LTD.

By:______________________________ Date______________

Leonard A. Mwaka
Chief Executive Officer